Exhibit 99.1

Annual Stockholder Meeting

Fox Chase Bancorp, Inc.

May 22, 2007

Presented by President and CEO Thomas M. Petro

This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

Thank you Mr. Eisenstaedt and good morning.

My name is Tom Petro. It is my privilege to serve you as the President and Chief Executive Officer of Fox Chase Bancorp and Fox Chase Bank.

On behalf of the Board of Directors, the officers and staff of Fox Chase Bank, I welcome you this morning and thank you for joining us today for our first-ever annual meeting of stockholders of the Company. Many of you are customers as well as stockholders and we are delighted that you have chosen to become equity owners of the Company.

Today I will discuss our 2006 highlights, our history, strategic focus and financial results.

First, allow me to set the stage with some important background information. This background is important context for our discussion about 2006 and for setting investor expectations about our earnings capacity. Fox Chase Bank, the principal subsidiary of Fox Chase Bancorp is presently engaged in a turnaround. In 2004, as part of a routine examination of the Bank, regulators from the Office of Thrift Supervision identified significant deficiencies in the way the Bank was conducting its business and imposed upon the Board and management an Order to Cease and Desist. The Order identified a number of regulatory violations and unsafe and unsound banking practices that required immediate correction. The regulators also identified a large number of poorly documented and underwritten commercial and constructions loans, the majority of which were used to fund speculative real estate development at the New Jersey shore. All of these problems were addressed in some detail in the Company’s prospectus last year, and are summarized on pages 28 and 29 of the Company’s 2006 Annual Report.

With that background, 2006 was a remarkable year for your Company. Management and the Board made significant progress in addressing the issues that led to the Order. As a result of our progress, the Order was terminated in June of 2006, a key milestone in our turnaround plans. The level of problem loans was also significantly reduced during the year.

We opened three new business locations: A full service retail branch in Marmora, NJ celebrated its grand opening one year ago this month. We also opened two full service loan production offices last year – one in Exton and another in Media.

We expanded our banking capabilities by adding a first-rate business lending team. We added nineteen seasoned professionals with strong backgrounds and experience in commercial lending, commercial credit underwriting, credit administration, and cash management.

Over thirty new products and services were developed and offered to our customers during 2006. These range from on-line bill payment to sophisticated commercial cash management services.

Finally, our depositors approved the reorganization and minority stock offering to transition Fox Chase Bank from a mutual bank to a public mutual holding company structure.

While we are pleased with this progress, we are not at all satisfied with the Company’s level of profitability. Our operational focus now shifts from the much needed clean-up mandated by the Cease and Desist Order to growth and profitability.

This year marks an important milestone for Fox Chase Bank. Recently, your Bank was recognized by the Pennsylvania Bankers Association to commemorate the 140-year anniversary of your Bank’s charter as the Fox Chase Building Association No. 2. When the Bank was founded in 1867, Andrew Johnson was the seventeenth president of the United States, and Nebraska became the thirty-seventh state. The United States acquired Alaska for $7.3 million that same year. It was also the year that a number of famous Americans were born including: Wilbur Wright, who with his brother Orville invented the flying machine, baseball great Cy Young, and the great American architect, Frank Lloyd Wright.

We have the original charter, shown here, and the cloth-lined envelope in which it arrived from Harrisburg. The envelope reads only: Mr. William Hall, Banker. Philadelphia.

Your Bank began in the historic Fox Chase Hotel, which served as the bank’s only office until 1892 when the Bank took up residence in a dedicated building on Oxford Avenue. In 1925, the Bank needed more space and moved half a block to 7940 Oxford Avenue. It wasn’t until 1949 that we took up residence in our present location on the corner of Rhawn Street. Since then, we have expanded to eleven locations in both Pennsylvania and New Jersey.

We are proud of our history and proud to serve in the long succession of capable bankers and business leaders who have successfully navigated the Bank’s growth for 140 years. Our mission remains the same:  to satisfy our customers by delivering financial solutions that they care about most; to satisfy our employees by creating a professional, supportive and challenging work environment that fosters engagement, rewards results and provides ownership opportunities; to satisfy our communities by being a good neighbor and through active volunteer and financial support; and new this year, to satisfy our stockholders by delivering consistent year-over-year earnings growth that will increase the value of our stock and allow us to pay an increasing dividend over time.

Your board and management team believe that a strong bank requires a strong culture of ethics, integrity and commitment. We have created a corporate culture where ethical behavior is expected and where men and women are expected to conduct themselves with integrity. We think that such a culture fosters candor and trust, and establishes a climate of doing the right things.

Our business strategy has five pillars: to build profitable business and consumer relationships with an emphasis on checking accounts; to increase business lending; increase income by expanding our product offerings; to expand our footprint to circle Philadelphia in the three state area, and to supplement organic growth with acquisitions.

We are targeting three business market segments: privately held family businesses, professional practices and real estate firms. And we are focused on serving the personal banking needs of our business customers while serving the families that have been the bank’s backbone for 140 years.

So how are we doing?  Ninety-seven percent of Fox Chase Bank customers report being satisfied or very satisfied with their bank. We are pleased with this, but believe that we need to do more to make sure that all of our customers have a good experience of banking with us. Every business depends upon its customers for success and this is certainly true for your Bank. Customer satisfaction is key to our long-term success.

When we say that our strategy is to emphasize business lending, it does not mean that home mortgage lending and consumer lending are not important to us. Both are very important. But we believe that the best way to grow earnings is to grow business lending. Our long-term objective is to achieve a balanced portfolio comprised of one-third residential mortgage loans, one-third consumer loans and one-third commercial loans. As you can see from the chart, we made modest progress during 2006.

As I mentioned previously, we launched over thirty new products and services during 2006. For the most part, we were playing catch-up to other banks with established business banking capabilities. But in a few instances your Bank was leading the way. For example, starting at the 3:00 position and moving clockwise – we were the first bank in Philadelphia to introduce the new remote check capture product. We call it Expressway – Scan, Send, Deposit. This technology enables business customers to make their deposit using a scanner attached to their business PC. Expressway offers unmatched convenience and security.

Continuing around, we launched an automated business sweep that links a business checking account with a Federated Investors money market mutual fund and sweeps the money back and forth as necessary. It allows business customers to earn true market interest rates with excess cash – literally putting their cash to work for the business.

Continuing around, we are now able to offer custom gift cards complete with our business customer’s name and logo. And lastly, if our business customer sells products or services over the Internet, we can power the shopping cart feature that allows the buyer to do an on-line checkout and pay for the merchandise. These are a few ways that your Bank is leading the way in providing innovative solutions for our customers.

Products are certainly important, but banking is a service business and it is our people that make a difference. We are committed to staffing the Bank with the very best and brightest in all roles throughout the company. We believe that stockholder value creation begins with our people – that it takes satisfied employees to create satisfied clients, and a growing base of satisfied clients to create satisfied stockholders.

Our objective is to create sustainable year-over-year earnings growth. We believe that this is the best way to create long-term value for stockholders. As we drive earnings growth, we are targeting business lines and market segments that we believe will build the franchise value of the company.

We also intend to pay dividends based on the board's consideration of a number of factors, primarily earnings growth. We would like to see a dividend that increases, but does not decrease, over time. When will we do this?  The answer is that we don’t know. Our posture is to pay dividends out of earnings, however the board would like to see both sufficient earnings and earnings stability before declaring a dividend. We are committed to seeing the Bank through its turnaround. We are laboring strenuously to put the Bank on a solid foundation that will drive future earnings. And we are committed to paying a dividend as soon as the earnings trends of the Bank allows us to do so.

Finally, our Community strategy has two pillars: our Neighborhood Commitment Programs and the Fox Chase Bank Charitable Foundation. The Neighborhood Commitment Program is comprised of three parts. The Matching Gifts program provides for the bank matching gifts made by bank employees to charities that the employee financial supports. Our Corporate Giving program provides for donations to charities where our employees volunteer their time. Our Community Sponsorship program provides financial support through sponsorships of a myriad of activities such as kids soccer teams, and the like. These three programs encourage our employees to be active members of their communities and provide a framework for the bank to financially support the charities and not-for-profit organizations that our employees support with their time, efforts and financial commitment. More information about these programs is available on the Bank’s website: www.foxchasebank.com.

These next few slides highlight some of last year’s community events.

The second pillar of our Community strategy is the Fox Chase Bank Charitable Foundation. Stockholders approved the formation and funding last year as part of our initial public offering. It was funded with 135,000 shares of Fox Chase Bancorp stock and $150,000 cash and, like all foundations, is required by IRS rules to make grants in the amount of five percent of net assets annually – this equates at today's stock price to be about $100,000 per year.

The Fox Chase Bank Charitable Foundation has a three-fold mission:  To encourage business entrepreneurship and economic development, to support artistic and cultural initiatives and to provide vital human services including affordable housing.

Now onto the Financial highlights for 2006.

Total Assets have decreased from $900 million in 2004 to $757 million at year-end 2006. This contraction is part of the planned initiative to shrink the size of the Bank following the imposition of the Cease and Desist Order. The objective was to improve the Bank’s capital ratios by reducing the bank’s asset size. The green area represents cash and cash equivalents. The red area represents the Bank’s investment portfolio. The blue area represents loans. And the gray area represents “other assets.”

As assets decreased, it was necessary to reduce liabilities as well. Total liabilities decreased in both 2005 and again in 2006. The green area represents deposits. The red area represents borrowings. The Blue area represents capital that increased in 2006 as a result of the reorganization and successful stock offering.

While the level of assets and liabilities decreased, the net interest margin increased in 2006 from 2.05% to 2.33%. This means that while the Bank had fewer assets, it was generating stronger net interest income from them. While this is a positive trend, the Bank’s net interest margin remains low in comparison to our peers. We are committed to changing the balance sheet mix to include more prudently underwritten higher-yielding business loans while growing lower costing checking accounts. This changing mix will improve our net interest margin over time.

The Bank had net income of $3.6 million in 2006. This was down from $6 million in 2005 and up from a loss of nearly $2 million in 2004. The Bank’s net income was favorably impacted in both 2005 and 2006 was a result of reducing the Bank’s allowance for loan and lease losses as the problem loans at the New Jersey shore were collected. Because our strategy is to grow our loan portfolios, we do not anticipate any further reductions in the allowance.

The most significant financial results occurred in the area of loan quality. In 2004 the Bank had $91 million of criticized/classified assets. The red area represents these loans. Red is bad. The green area represents loans with a passing rating. As you can see, the problem loans fell from $91 million in 2004 to $41 million in 2005 and to $9 million at year-end 2006. At the same time, the level of pass rated credits increased by $21 million from 2005 to 2006 going from $326 million to $347 million. The yellow area represents $75 million of high-quality residential loans sold by the Bank in 2005. This loan sale was initiated to improve the Bank’s capital ratios and lower interest rate sensitivity.

Finally, as we have previously seen, total deposits have decreased as management took steps to reduce the asset size of the Bank. While total deposits decreased, the level of non-interest bearing deposits increased in each of the last two years. Continued growth of non-interest bearing checking balances is an important part of our turnaround efforts.

In conclusion, 2006 was a remarkable year for your Company. Great strides were made toward the successful turnaround of our Bank. The most troubling areas that were the focus of the Cease and Desist Order have been put behind us. We have established a sound platform for growth. We believe we have the people, products and business processes that will enable us to profitably grow the Bank. Our strategic focus is to serve the market that extends out from Center City in a circle encompassing the tri-state area. We are focused on banking family run businesses, professional practices and real estate firms, as well as families that have made us who we are today. Although we celebrate 140 years of business operations, our mission is unchanged: to serve our customers, employees, communities and stockholders.

Thank you.